Exhibit 4.01



THE  SECURITIES  TO  WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND AS REQUIRED BY APPLICABLE STATE SECURITIES LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN.

                           UNIT SUBSCRIPTION AGREEMENT

Amnis  Systems  Inc.
3450  Hillview  Avenue
Palo  Alto,  CA  94304


     Re:     Amnis Systems Inc., a Delaware Corporation (the "Company")
                  Purchase of Units (the "Units") as described below.

Gentlemen:

     The undersigned ("Purchaser"), by signing the signature page attached hereto, hereby irrevocably tenders this subscription and applies to purchase the number of Units (the "Designated Units") as set out under Purchaser's address on the signature page hereto for a purchase price of $8.00 per Designated Unit and a total purchase price for the Designated Units as set forth on the signature page hereto, each Designated Unit consisting of ten shares (the "Common Shares") of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), and one warrant (a "Warrant") to purchase three shares of Common Stock (the "Warrant Shares") at an exercise price of $0.90 per share; provided, however, that to the extent that the closing bid price of the Common Stock as reported by a reliable reporting service designated by the Company (the "Closing Bid Price") shall be less than $0.95 for five consecutive trading days at any time prior to 30 days after the Registration Statement (as defined in Section 13 below) has been declared effective by the Securities and Exchange Commission (the "Commission"), or if the Registration Statement has not been declared effective within 180 days after the Closing Date (as defined in Section 21 below) at any time commencing 180 days after the Closing Date and until 30 days after the Registration Statement has been declared effective, at the option of Purchaser by written notice to the Company (the "Reset Option"), the number of Common Shares comprising each Designated Unit shall be increased by the difference (rounded to the nearest whole share) between (A) the purchase price per Designated Unit set forth on the signature page hereto divided by 80% of the average of the three lowest Closing Bid Prices during the five trading days immediately preceding the date of such notice, less (B) ten, and the Company will deliver the certificates representing such additional Common Shares to Purchaser no later than five business days after receipt of such written notice.

     The amount of cash or good funds as tender of the purchase price for the Designated Units, has been paid and, based on the price per Designated Unit set forth on the signature page hereto, is in the aggregate amount set out under the undersigned's address on the signature page hereto.

     The Company has authorized the issuance, sale and delivery of up to 250,000 Units and intends to offer and sell other Units to other investors pursuant to separate similar subscription agreements.

     Purchaser hereby represents and warrants to, and covenants with, the Company as follows, recognizing that the Company will rely to a material degree upon such representations, warranties and covenants, each of which shall survive any acceptance of this subscription in whole or in part by the Company and the issuance and sale of any Designated Units to Purchaser:

1.     DUE  DILIGENCE.  Purchaser  acknowledges  that Purchaser has received and
       --------------
reviewed a copy of the Company's Business Plan and that Purchaser has conducted its own due diligence with respect to the information contained therein. Purchaser understands and agrees that the Business Plan and the information contained therein are not to be construed as representations, warranties or promises of future performance.

2.     COMPLIANCE  WITH  SECURITIES LAWS.  Purchaser understands and agrees that
       ---------------------------------
the Common Shares and Warrants comprising the Designated Units and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of one or more specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment as expressed herein. Purchaser understands and agrees that the Company may present this Agreement and the Investor Questionnaire attached hereto to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from such registration.

3.     INVESTOR QUESTIONNAIRE.  All statements made by Purchaser in the Investor
       ----------------------
Questionnaire that is attached hereto are true, accurate and complete as of the date hereof.

4.     ACCREDITED  INVESTOR.  Purchaser is an "accredited investor"  (as defined
       --------------------
in Regulation D under the Securities Act and as described in Part B of the Investor Questionnaire attached hereto).

5.     RISK  OF  INVESTMENT.  Purchaser  has  been informed and is aware that an
       --------------------
investment in the Company involves a high degree of risk and speculation and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

6.     KNOWLEDGE  AND  EXPERIENCE.  Purchaser  confirms  that Purchaser has such
       --------------------------
knowledge and experience in financial and business matters, including investments in companies similar to the Company, that it is qualified to make decisions with respect to investments in restricted securities such as this Agreement and the Designated Units, and has requested, received, reviewed and considered all information Purchaser deems relevant in making a decision to execute this Agreement and to purchase the Designated Units. Purchaser acknowledges that Purchaser is capable of evaluating the merits and risks of an investment in the Designated Units.

7.     ACCESS  TO INFORMATION.  Purchaser acknowledges that the Company has made
       ----------------------
available to Purchaser the opportunity to (A) discuss the Company's business, management and financial affairs with its management, (B) ask questions and receive answers concerning the terms and conditions of the offering of the Units, and (C) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished or to decide whether or not to purchase the Designated Units.

8.     SUITABILITY.  Purchaser  has  carefully considered and has, to the extent
       -----------
Purchaser deemed necessary, discussed with Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Designated Units for Purchaser's particular tax and financial situation, and Purchaser has determined that the Units are a suitable investment. Purchaser understands and acknowledges that no federal or state agency has made any finding or determination as to the fairness or suitability for investment in, or any recommendation or endorsement of, the Company or the Units.

9.     INVESTMENT.  Purchaser is purchasing the Designated Units for Purchaser's
       ----------
own account for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein. No person or entity has any beneficial ownership or interest in the Designated Units, and the Designated Units are not, and will not be, subject to any lien, pledge or encumbrance of any kind.

10.     RESTRICTIONS  ON RESALES.  Purchaser understands and agrees that because
        ------------------------
the Common Shares and Warrants comprising the Units and the Warrant Shares have not been registered under the Securities Act, the Common Shares and Warrants comprising the Designated Units and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further understands and acknowledges that the Securities Act prohibits resales of securities except pursuant to an effective registration statement or an exemption from registration for which such securities and Purchaser qualifies. Purchaser understands and acknowledges that there can be no assurance that Purchaser will be able to qualify for such an exemption from registration.

11.     COMPLIANCE  WITH  SECURITIES  ACT.  Purchaser  will  not,  directly  or
        ---------------------------------
indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement, the Common Shares and Warrant Shares comprising the Designated Units or any interest therein otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws, and the rules and regulations promulgated thereunder.

12.     REPRESENTATIONS  AND  WARRANTIES OF THE COMPANY.  The Company represents
        -----------------------------------------------
and  warrants  to  Purchaser  as  follows:


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
(a)     ORGANIZATION,  STANDING  AND  POWER.  The  Company is a corporation duly
        -----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate and lease its properties and assets now owned or leased by it and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, financial condition or result of operation of the Company and its subsidiaries (on a consolidated basis).

(b)     CAPITAL  STRUCTURE.
        ------------------

     (i)     CAPITAL  STRUCTURE.  As of January 31, 2002, the authorized capital
             ------------------
stock of the Company consists of 100,000,000 shares of Common Stock, of which 13,498,510 shares were outstanding and (B) 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

     (ii)     OTHER OBLIGATIONS TO ISSUE CAPITAL STOCK.  Except  as set forth on
              ----------------------------------------
Schedule 12(B) (CAPITAL STRUCTURE), there exist no (A) outstanding options, warrants or other rights to purchase or subscribe for any equity securities or other ownership interests of the Company, (B) indebtedness or securities directly or indirectly convertible into or exchangeable for any equity securities of the Company, or (C) any other obligations, rights, agreement or arrangements, whether absolute or contingent, with respect to the issuance of any equity securities of the Company. The Company has no obligation, whether absolute or contingent, to repurchase any of the issued and outstanding capital stock or other securities of the Company.

(c)     AUTHORITY,  APPROVAL,  ENFORCEABILITY.
        -------------------------------------

     (i)     AUTHORITY,  APPROVAL.  The  Company  has  all  requisite  power and
             --------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been, or prior to the Closing Date will have been, duly and validly authorized by all necessary corporate action on its part.

     (ii)     ENFORCEABILITY. This Agreement constitutes the valid,  legal  and
              --------------
binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

(d)     NO  CONFLICT.  Neither  the execution or delivery by the Company of this
        ------------
Agreement, nor the performance and consummation of the transactions contemplated hereby, nor compliance by it with the terms, conditions and provisions hereof conflicts with or results in or gives rise to (with or without the giving of notice or the lapse of time or both) a breach or violation of, or default, termination, forfeiture or acceleration or obligations under, any terms or provisions of (1) its constitutional documents, (2) any statute, rule or regulations, or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to the Company, or (3) any note, bond, mortgage, deed of trust, commitment, indenture, lease, guaranty, franchise, license, permit, agreement or any other instrument of obligation to which it is a party or by which it or any of its assets may be bound.

(e)     REPORTS  AND  FINANCIAL  STATEMENTS.  The Company has filed all required
        -----------------------------------
reports, forms, statements and other documents required to be filed by it with the Commission since April 16, 2001 (collectively, the "SEC Reports"). All of
                                                          -----------
the SEC Reports, as of their respective dates (and, as of the date of any amendment to such SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. None of the SEC Reports as of their respective dates (and, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the respective dates or for the respective period set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

(f)     THE SHARES.  The Common Shares to be issued to Purchaser as contemplated
        ----------
hereunder are duly authorized, and when issued and paid for pursuant to the terms of this Agreement will be validly issued, fully paid, non-assessable and not subject to any preemptive rights.

(g)     LITIGATION;  COMPLIANCE  WITH  APPLICABLE  LAWS.
        -----------------------------------------------

     (i)     LITIGATION.  Except as disclosed in the SEC Reports, the Company is
             ----------
not a party to any litigation, claim, arbitration, investigation or other proceeding nor, to the best knowledge of the Company, is there any such litigation, claim, arbitration, investigation or other proceeding threatened against the Company which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or seeking to enjoin or prohibit any of the transactions contemplated by this Agreement.

     (ii)     COMPLIANCE WITH APPLICABLE LAWS.  To the best knowledge of the
              -------------------------------
Company, the Company has complied and is in compliance in all material respects with all laws, ordinances, regulations, rules, requirements and orders of all governmental agencies or entities applicable to the Company, and the Company has not received any notice of any asserted violation of any such laws, ordinances, regulations, rules, requirements or orders.

(h)     BROKERS.  The  Company  is obligated for the payment of fees or expenses
        -------
of certain finders in connection with the origin, negotiation or execution of this Agreement or the transactions contemplated hereby.


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
13.     REGISTRATION  RIGHTS.
        --------------------

(a)     REGISTRATION.
        ------------

     (i)     REGISTRATION.  The  Company  will  prepare and, on the later of (A)
             ------------
June 15, 2002 or (B) six weeks after the Company's registration statement in respect of the securities subject to that certain securities purchase agreement dated as of December 28, 2001 between the Company and Bristol Investment Fund, Ltd. shall have been declared effective by the Commission (such filing date, hereinafter referred to as the "Filing Date"), will file with the Commission a registration statement on Form SB-2 (or such other form as may be available) (the "Registration Statement") with respect to the Common Shares (including, to
       ----------------------
the extent that the Reset Option has not been exercised by Purchaser, a number of shares of Common Stock equal to an additional 50% of the Common Shares then comprising the Designated Units and the Units purchased by investors who have executed similar subscription agreements, which the Company acknowledges represents a good faith estimate of the maximum number of shares of Common Stock issuable upon exercise of the Reset Option and the reset options granted to such other investors) and Warrant Shares and the common shares and warrant shares comprising units purchased by such other investors (collectively, the "Shares")
                                                                        ------
and to effect registration (including the execution of an undertaking to file post-effective amendments, appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all of such Shares by Purchaser and such other investors (collectively, the "Selling Stockholders") from time to time during the period provided for in Section 13(b) on the over-the-counter market, in other permitted public sales or in privately negotiated transactions; provided, however, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     (ii)     FAILURE  TO FILE REGISTRATION STATEMENT.  If (A) the Company shall
             ---------------------------------------
fail to file the Registration Statement by June 15, 2002, or (B) the Registration Statement is not declared effective by the Commission on or prior to 90 days after the Registration Statement has been filed, the Company will pay to Purchaser, as liquidated damages and not as a penalty, a cash amount equal to 2% of the total purchase price of the Designated Units set forth on the signature page hereto for each 30-day period (or portion thereof) after June 15, 2002 or the end of the aforementioned 90 days, as the case may be; provided, however, that there shall be excluded from such period any delays which are attributable to changes required by Purchaser in the Registration Statement with respect to information relating to Purchaser, including without limitation, changes to the plan of distribution, or to the failure of Purchaser to conduct its review of the Registration Statement in a reasonable promptly manner.

     (iii)     ADDITIONAL  REGISTRATION.
               ------------------------

          (A)     ADDITIONAL  REGISTRATION.  To  the extent that the number of
                  ------------------------
     Shares included in the Registration Statement shall not be sufficient cover the additional Common Shares issuable upon exercise of the Reset Option, the Company will prepare and, within 90 days after exercise by Purchaser of the Reset Option (the "Additional Filing Date"), file with the Commission an additional registration statement on Form SB-2 (or such other form as may be available) (the "Additional Registration Statement") with respect to such Common Shares and such additional shares of Common Stock issuable to other Selling Stockholders who have exercised their reset option pursuant to similar subscription agreements (the "Additional Shares") and to effect registration (including the execution of an undertaking to file post-effective amendments, appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all of such shares by Purchaser and such other Selling Stockholders from time to time during the period provided for in
     Section 13(b) on the over-the-counter market, in other permitted public sales or in privately negotiated transactions, and, for purposes of Sections 13(b), 13(c) and 13(d) of this Agreement, the term "Registration Statement" shall mean the Additional Registration Statement and the term "Shares" shall mean the Additional Shares; provided, however, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          (B)     FAILURE TO  FILE ADDITIONAL REGISTRATION STATEMENT. If (A) the
                  --------------------------------------------------
     Company shall fail to file the Additional Registration Statement by the Additional Filing Date, or (B) the Additional Registration Statement is not declared effective by the Commission on or prior to 90 days after the Additional Registration Statement has been filed, the Company will pay to Purchaser, as liquidated damages and not as a penalty, a cash amount equal to 2% of the total purchase price of the Designated Units set forth on the signature page hereto for each 30-day period (or portion thereof) after the Additional Filing Date or the end of the aforementioned 90 days, as the case may be; provided, however, that there shall be excluded from such period any delays which are attributable to changes required by Purchaser in the Additional Registration Statement with respect to information relating to Purchaser, including without limitation, changes to the plan of distribution, or to the failure of Purchaser to conduct its review of the Additional Registration Statement in a reasonable promptly manner.

(b)     REGISTRATION PROCEDURES.   Subject to the provisions of this Section 13,
        -----------------------
the  Company  shall:

     (i) Use its reasonable best efforts to cause the Registration Statement to become and remain effective on or before the 90th day after the date of filing thereof with the Commission (and if not effective by such date, as soon as possible thereafter), provided the Company has timely received from the Selling Stockholder the information necessary to such effectiveness, and, upon such effectiveness, to cause the Registration Statement to remain effective for a period (the "Selling Period") ending at the earlier of (A) 18 months from the effective date of the Registration Statement, or (B) until all the Shares have been sold pursuant thereto.

     (ii) Furnish each Selling Stockholder such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholders may reasonably request in order to facilitate the disposition of the Shares held by them which is covered by the registration statement; and

     (iii) Notify each Selling Stockholder, at any time when a prospectus relating to such Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Selling Stockholders prepare and furnish to them any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)     SELLING  EXPENSES.
        -----------------

     (i) Except as otherwise set forth in subsection (ii) below or as required by the Commission or any other federal or state regulatory authority, the costs and expenses incurred in connection with the inclusion of the Shares in the Registration Statement shall be borne by the Company, including, without limitation, all costs and expenses arising from or related to the preparation and filing of such Registration Statement, the prosecution of such filing to effectiveness, the maintenance thereof for the Selling Period, all blue sky fees and expenses, and up to $5,000 of the aggregate fees and disbursements of separate counsel retained by the Selling Stockholders.

     (ii)     Notwithstanding  anything to  the contrary set forth in subsection
(i) above, Purchaser shall bear the following costs and expenses incurred in connection with the Registration Statement:

          (A) The fees and disbursements of any separate counsel retained by Purchaser; in excess of Purchaser's pro rata portion of the aggregate fees and disbursements of such separate counsel to be borne by the Company as provided in subsection (i) above;

          (B) Any underwriting discounts, commissions and expenses relating to the Shares sold by Purchaser; and

          (C)     Any taxes payable with respect to the transfer  by  Purchaser.

(d)     INDEMNIFICATION;  CONTRIBUTION.
        ------------------------------

     (i)     INDEMNIFICATION  BY  THE  COMPANY.  The Company agrees to indemnify
             ---------------------------------
and hold harmless, to the fullest extent permitted by law, Purchaser, its officers, directors and each person who controls Purchaser (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, any amendment or supplement thereto, any prospectus or preliminary prospectus included therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to Purchaser furnished in writing to the Company by or on behalf of Purchaser expressly for use therein; provided that, in the event that the prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to Purchaser prior to the confirmation of any sales of Shares included in the Registration Statement, such indemnity with respect to the prospectus shall not inure to the benefit of Purchaser if the person asserting such loss, claim, damage or liability and who purchased the Shares from Purchaser did not, at or prior to the confirmation of the sale of the Shares to such person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented.

     (ii)     INDEMNIFICATION BY PURCHASER.  Purchaser will furnish to the
              ----------------------------
Company in writing such information with respect to the name and address of Purchaser and such other information as may be reasonably required for use in connection with the Registration Statement or prospectus included therein and agrees to indemnify, to the full extent permitted by law, the Company, its officers, directors and each person who controls the Company (within the meaning of the Securities Act), and its agent and advisors against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus included therein or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to Purchaser so furnished in writing by Purchaser specifically for inclusion in the Registration Statement or prospectus included therein; provided, however, that Purchaser shall not be liable in any such case to the extent that prior to the filing of the Registration Statement or prospectus included therein or amendment thereof or supplement thereto, Purchaser has furnished in writing to the Company information expressly for use in the Registration Statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Shares giving rise to such indemnification obligation.

     (iii)     CONDUCT OF INDEMNIFICATION PROCEEDINGS.  Any person entitled  to
               --------------------------------------
indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this paragraph, the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

     (iv)     CONTRIBUTION.  If the indemnification from the indemnifying  party
              ------------
provided for herein is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (g) (Selling Expenses) above, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection, Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares of Purchaser were offered to the public exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (v) If indemnification is available under this subsection (d), the indemnifying parties shall indemnify each indemnified party to the full extent provided in subsection (d)(i) and (d)(ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in subsection (d)(iv).

14.     LEGENDS.  Purchaser agrees that until such time as the Common Shares and
        -------
Warrant Shares have been registered under the Securities Act as contemplated hereby, the certificates representing the Common Shares and Warrants comprising the Designated Units and the Warrant Shares shall bear the legends set forth below, in addition to any other legends that may be imposed thereon which, in the reasonable opinion of the Company's counsel, may be required by applicable securities laws:

     THE SECURITIES REPRESENTED BY THIS CERTIFICIATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

15.     VOLUME  LOCK-UP.  Notwithstanding  anything  in  this  Agreement  to the
        ---------------
contrary, if on any trading day after the Registration Statement shall have been declared effective by the Commission and shall be effective the highest Closing Bid Price of the Common Stock is less than $0.95, Purchaser shall not sell or otherwise dispose of Common Shares or Warrant Shares in excess of 8% of the then reported trading volume for that trading day on the following trading day. The Company may impose stop-transfer instructions with respect to such securities consistent with the foregoing.

16.     NO  FINDERS.  Except  as previously disclosed to the Company in writing,
        -----------
Purchaser acknowledges that no finder, broker or other agent is acting on behalf of Purchaser in connection with this subscription and hereby agrees to indemnify and to hold the Company harmless from any claim or other liability (including costs of investigation and defense and attorneys' fees) by any finder, broker or other agent (other than as so disclosed) purporting to act on behalf of Purchaser for any fees or other payments in connection with this subscription.

17.     RELIANCE.  Purchaser  understands  and  acknowledges that the Company is
        --------
relying on the accuracy of the representations and warranties of Purchaser contained herein to establish compliance with federal and state securities laws. If, prior to the sale of any Designated Units to Purchaser, there is a material change in Purchaser's investment intention as expressed herein, or if there occurs any change which would make either the representations or warranties made by Purchaser herein or the information provided by Purchaser in the Investor
Questionnaire materially untrue or misleading, Purchaser agrees to immediately so notify the Company, and any prior acceptance of the subscription of Purchaser shall be voidable at the option of the Company.

18.     INDEMNIFICATION.  Purchaser  hereby  indemnifies  and holds harmless the
        ---------------
Company and its officers, directors, stockholders, employees, agents and control persons of any such entity, as the case may be, from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense, attorneys' fees, judgments, fines and amounts paid in settlement) arising out of any inaccuracy in, or breach of, the agreements, representations, covenants and warranties made by Purchaser herein.

19.     JOINT  REPRESENTATION.  If  more  than  one  person  is  signing  this
        ---------------------
Agreement, each representation, warranty and agreement made herein shall be a joint and several representation, warranty and agreement of each person. If Purchaser is purchasing the Designated Units subscribed for hereby in a fiduciary capacity, the above representations, warranties and agreements shall be deemed to have been made on behalf of the person or persons for whom Purchaser is so purchasing.

20.     NO  CANCELLATION.  Purchaser  hereby  acknowledges  and  agrees  that
        ----------------
Purchaser is not entitled to cancel, terminate or revoke this subscription or any agreements of Purchaser hereunder and that such subscription and agreements shall survive the death or disability of Purchaser.

21.     CLOSING.
        -------

(a)     CLOSING  DATE.  Subject  to  the  satisfaction (or written waiver by the
        -------------
party whose obligation is subject to such condition) of the conditions thereto set forth in this Section, the closing of this subscription and the issuance and sale of the Designated Units pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Pacific Standard Time on February __, 2002 or such other mutually agreed upon time. The closing of the subscription contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed by the parties.

(b)     CONDITIONS  TO THE OBLIGATION OF THE COMPANY TO SELL.  The obligation of
        ----------------------------------------------------
the Company hereunder to issue and sell the Designated Units to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions hereto:

     (i) Purchaser shall have executed this Agreement and delivered the same to the Company.

     (ii) Purchaser shall have delivered the aggregate purchase price for the Designated Units.

     (iii) Bristol Investment Fund, Ltd. shall have delivered to the Company its written consent to the transaction contemplated by this Agreement.

     (iv) No temporary restraining order, preliminary injunction or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(c)     CONDITIONS  TO  THE OBLIGATION OF PURCHASER TO PURCHASE.  The obligation
        -------------------------------------------------------
of Purchaser hereunder to purchase the Designated Units at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions hereto:

     (i) Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to Purchaser.

22.     MISCELLANEOUS.
        -------------

(a)     SURVIVAL.  The  representations,  warranties,  covenants  and agreements
        --------
made herein shall survive the acceptance by the Company of the subscription hereof.

(b)     SEVERABILITY.  The  invalidity  or  unenforceability  of  any particular
        ------------
provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

(c)     NOTICES.  All  notices  and  other  communications required or permitted
        -------
hereunder shall be in writing and shall be delivered personally, by messenger or reputable overnight courier, or by electronic or facsimile transmission, addressed to the address or facsimile number set forth under each party's signature to this Agreement. Each such notice or other communication shall be effective (i) if transmitted electronically or by facsimile machine, at the time shown on the sender's confirmation of transmission, or (ii) if given by any other means, when delivered at the specified address. Any party by notice given to the other party in accordance with this Section may designate another address (or facsimile number) or person for receipt of notices hereunder. Notice by a party may be given by counsel to such party.

(d)     ENTIRE  AGREEMENT.  This Agreement and any attachments hereto constitute
        -----------------
the full and entire understanding and agreement between and among the parties with regard to the subject matter hereof and supercede any and all prior agreements, understandings, negotiations and discussions with respect thereto.

(e)     WAIVER;  OTHER REMEDIES.   Any of the terms, covenants, representations,
        -----------------------
warranties or conditions of this Agreement may be waived only by a written instrument signed by the party to this Agreement waiving compliance. No waiver by any party to this Agreement of any condition or breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

(f)     ARBITRATION.  Any  dispute  between  the  parties  arising  out  of this
        -----------
Agreement shall be submitted to final and binding arbitration in the City of Palo Alto, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to (A) avoid injury or prejudice to that party, or (B) to protect the rights of any party.

(g)     APPLICABLE  LAW.  This  Agreement shall be governed by, and construed in
        ---------------
accordance with, the laws of the State of California applicable to contract between California residents entered into and to be performed entirely within the State of California.

(h)     COUNTERPARTS;  FACSIMILE  SIGNATURES.  This Agreement may be executed in
        ------------------------------------
any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same agreement. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

     IN WITNESS WHEREOF, Purchaser executes and agrees to be bound by this Agreement by executing the signature page attached hereto on the date therein indicated.

                  [Remainder of page intentionally left blank]

                                 SIGNATURE PAGE
                                       to
                             Subscription Agreement
                       (All information must be completed)

PURCHASER'S NAME:

____________________________     ____________________________
Print Name of Purchaser          Print Name of joint owner (if any)

____________________________     __________________________
Signature of Purchaser           Signature of joint owner (if any)

PURCHASER'S ADDRESS
AND CONTACT DETAILS:
                                 If Joint Ownership, check one:
_____________________________
_____________________________    _____ Joint Tenants, with Right of Survivorship
_____________________________    _____ Tenants in Common
_____________________________    _____ Community Property
Telephone: __________________
Facsimile: __________________
E-mail: _____________________

PURCHASER'S SOCIAL SECURITY
NUMBER OR TAXPAYER I.D. NO.:

____________________________

     --------------------------  -------------------  ---------------------
     Price per Designated Unit   Aggregate Number of  Total Purchase Price
                                  Designated Units
     --------------------------  -------------------  ---------------------
     $8.00                                            $
     --------------------------  -------------------  ---------------------

DATE:  ____________________,  2002

ACCEPTED AND AGREED:
AMNIS SYSTEMS INC.

By:
Name:
Title:
Date:                      ,  2002
Facsimile:  (650) 354-8854
E-Mail:  Liccardo@amnisinc.com
         ---------------------